2000 Westchester Avenue, Purchase, New York 10577 •(914) 701-8000
FOR IMMEDIATE RELEASE Contacts:	Dan Loh (Investors) –(914) 701-8200

Bonnie Rodney (Media) – (914) 701-8580

Atlas Air Worldwide
Reports Third-Quarter 2016 Results

Reported Loss from Continuing Operations of $7.5 Million, $0.30 per Share, Including Impact of New Business Initiatives

Adjusted Income from Continuing Operations of $27.4 Million, $1.09 per Share

Reported Results Primarily Due to Nondeductible Expenses Triggered by Shareholder Approval of Amazon Warrants

Adjusted Results at the Upper End of Previous Outlook Range
Reiterating Outlook for Strong Fourth Quarter

PURCHASE, N.Y., November 3, 2016 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced a loss from continuing operations, net of taxes, of $7.5 million, or $0.30 per diluted share, for the three months ended September 30, 2016. Results for the period were primarily due to the impact of nondeductible expenses triggered by shareholder approval of warrants granted to Amazon in connection with our long-term agreements to dry lease and operate 767-300 aircraft. Results compared with a loss from continuing operations, net of taxes, of $12.8 million, or $0.51 per diluted share, for the three months ended September 30, 2015.

On an adjusted basis, income from continuing operations, net of taxes, in the third quarter of 2016 totaled $27.4 million, or $1.09 per diluted share. That compared with $30.7 million, or $1.23 per diluted share, in the year-ago quarter, which included income tax benefits primarily from the favorable resolution of an IRS exam.

“During the third quarter, we continued to focus on increasing our alignment with the faster-growing express and e-commerce markets,” said William J. Flynn, President and Chief Executive Officer.

“We placed our first aircraft into service for Amazon in August, and we moved forward with preparations to ramp up to 20 by the end of 2018. We also made significant progress toward integrating Southern Air and the two new operating platforms that it adds. Thus far, the contributions and synergies from Southern Air and its express-focused 777 and 737 CMI services have exceeded our expectations.

“Reflecting our expanding business base and the ongoing development of our strategic platform, our third-quarter results were at the upper end of the range that we expected. In ACMI, we started flying for Amazon and benefited from accretion generated by Southern Air. In Charter, our results reflected an increase in military cargo and passenger demand. And our Dry Leasing business maintained its steady, annuity-like performance. Despite publicity about the Hanjin Shipping bankruptcy during the quarter, we did not observe any noticeable impact on airfreight demand or rates.”

Mr. Flynn added: “We are looking forward to a strong fourth quarter, led by our superior fleet, the strength of our brand and our global market leadership in outsourced aircraft and services.

“We expect peak-season demand to be solid and accompanied by a seasonal improvement in commercial airfreight yields. Together with our additional seasonal flying for express operators and a lower level of maintenance expense, we expect both a sequential and a year-over-year improvement in our block-hour volumes, revenue, profitability and margins in the fourth quarter, which we anticipate will account for slightly more than 50% of our 2016 adjusted diluted EPS.”

Mr. Flynn concluded: “We continue to believe strongly in the future of airfreight, express and e-commerce, and we are shaping Atlas to make the most of that future – through the quality and scale of our fleet, through the efficiency of our operations, and through the strength of our business relationships.

“As we announced recently, we have entered into a five-year agreement with FedEx Express to provide it with five 747-400 freighter aircraft for peak-season flying beginning in 2017 and lasting through 2021. We have worked closely and successfully with FedEx for many years, with an agreement to provide five aircraft for 2016 peak-season flying already in place. This new agreement will enable both of our companies to better plan for the longer term.”

Third-Quarter Results

ACMI segment contribution increased in the third quarter of 2016, primarily driven by our acquisition of Southern Air but partially offset by the temporary redeployment of 747-8F aircraft to our Charter segment and higher heavy maintenance expense. Segment revenue growth benefited from an increase in block-hour volumes, partially offset by a lower average rate per block hour. Both our volumes and average rate reflected an increase in 777-200 and 737-400 CMI flying following the acquisition of Southern Air, an increase in 767 CMI flying, as well as the temporary redeployment of 747-8F aircraft to our Charter segment.

Higher Charter segment contribution during the period reflected the beneficial impact of additional 747-8F capacity as well as an increase in military cargo and passenger demand. These were partially offset by a decline in market rates and an increase in heavy maintenance expense. Lower revenue per block hour during the period was primarily due to a reduction in fuel prices in 2016 and a decline in market rates, which were partially offset by the beneficial impact of additional 747-8F aircraft.

Segment contribution in Dry Leasing was relatively unchanged on a year-over-year basis.

Higher unallocated income and expenses in the third quarter of 2016 primarily reflected charges resulting from a change in control as defined under certain benefit plans related to the Amazon transaction and the impact of the Southern Air acquisition.

Reported earnings for the third quarter of 2016 included an effective income tax rate of 230.8%, principally due to income tax expense resulting from nondeductible expenses related to shareholder approval of the Amazon transaction. On an adjusted basis, our results reflected an effective income tax rate of 29.9%.

Shareholder Approval of Amazon Transaction

At a special meeting on September 20, 2016, shareholders of the company, by a vote of approximately 99.9% of the votes cast, approved the issuance to Amazon of warrants to acquire up to 30% of the common shares of the company.

This approval constituted a change in control, as defined under certain of the company’s benefit plans. As a result, we recognized $26.2 million of expense, including accelerated compensation expense for certain restricted and performance share and cash awards, during the third quarter. The share-based portion of the compensation expense was $11.6 million.

The warrants granted to Amazon are part of the inherent value creation and alignment of interests designed to strengthen the long-term relationship between the company and Amazon under long-term commercial agreements announced in May 2016.

Under the agreements, the company will lease and operate 20 B767-300 converted freighters in support of Amazon’s package deliveries to its customers. The agreements also provide for future growth of the relationship as Amazon may increase its business with the company.

Nine-Month Results

For the nine months ended September 30, 2016, our continuing operations generated income of $13.9 million. However, after the impact of warrant accounting, we reported a loss of $0.49 per diluted share. For the nine months ended September 30, 2015, our income from continuing operations totaled $44.9 million, or $1.80 per diluted share.

On an adjusted basis, income from continuing operations in the first nine months of 2016 totaled $55.3 million, or $2.20 per diluted share, compared with $85.9 million, or $3.44 per diluted share, in the first nine months of 2015.

Both reported and adjusted results in 2016 reflect the impact of startup expenses for our new service for Amazon, while reported and adjusted results in 2015 benefited from U.S. West Coast port-congestion-related earnings.

Cash and Short-Term Investments

At September 30, 2016, our cash, cash equivalents, restricted cash and short-term investments totaled $117.7 million, compared with $444.0 million at December 31, 2015.

The change in position reflected cash used for investing and financing activities, partially offset by cash provided by operating activities.

Net cash used for investing activities during the first nine months of 2016 primarily related to our acquisition of Southern Air, capital expenditures, and purchase deposits and payments for flight equipment, including the acquisition of 767-300 aircraft to be converted to freighter configuration for our service for Amazon. We expect to finance a substantial portion of the acquisition and conversion costs for these aircraft as they are placed into service with Amazon.

Net cash used for financing activities primarily reflected payments on debt obligations, partially offset by new debt financing.

Outlook

We are encouraged by our performance in the first nine months of 2016, and the steps we have taken to align our business with the faster-growing express and e-commerce markets.

Looking to the fourth quarter, we anticipate solid peak-season volumes and yields. Consistent with our year-to-date performance and our framework for the full year, we expect adjusted diluted EPS from continuing operations of slightly more than $2.25 in the fourth quarter.

Our view includes an EPS impact for necessary startup expenses and the issuance of warrants as we commence our new service for Amazon. It anticipates substantially lower maintenance expense compared with the third quarter of 2016 and the fourth quarter of 2015. And it reflects:

Our acquisition of Southern Air in April 2016;
The addition of our tenth 747-8F, which entered our fleet midway through the fourth quarter of 2015; and
The addition of three converted 767 freighters to our Dry Leasing portfolio that we are also operating on a CMI basis (two for DHL in December 2015 and February 2016, and the first for Amazon in August 2016).

For the full year, we expect total block hours including Southern Air to increase approximately 19% compared with 2015, with more than 70% of our 2016 hours in ACMI and the balance in Charter.

Including Southern Air, aircraft maintenance expense in 2016 should total approximately $200 million, and depreciation and amortization is expected to total approximately $145 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are expected to total approximately $55 million, mainly for spare parts for our fleet.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of the warrants issued to Amazon or certain other significant items that could be material to our reported results.

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s third-quarter 2016 financial and operating results at 11:00 a.m. Eastern Time on Thursday, November 3, 2016.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the third-quarter call) or at the following Web address:

http://edge.media-server.com/m/p/2vepfcop

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through November 10 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 2997334#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted income from continuing operations, net of tax; Adjusted Diluted EPS from continuing operations; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income from continuing operations, net of taxes, Diluted EPS from continuing operations, and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international applications.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon, including the cost and timing of securing any aircraft necessary to fulfill our agreements; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the effect of the announcement or pendency of the transactions contemplated by the agreements with Amazon; costs associated with the acquisition of Southern Air; failure to achieve expected synergies, accretion and other anticipated benefits of the transaction or to successfully integrate the Southern Air business; adverse reactions to the acquisition by employees, key customers, including DHL Express, suppliers or competitors of either Atlas Air Worldwide, Southern Air, or their subsidiaries; our ability to effectively operate the 777 platform or grow the business of Southern Air; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2016 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

		For the Three Months Ended		For the Nine Months Ended
		September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating Revenue		$448,015	$449,904	$1,309,902	$1,350,582
Operating Expenses
	Salaries, wages and benefits	125,978	86,434	321,365	262,069
	Aircraft fuel	65,409	87,330	189,982	262,156
	Maintenance, materials and repairs	49,761	41,899	162,220	142,169
	Depreciation and amortization	37,509	32,787	109,722	96,753
	Aircraft rent	35,730	36,811	109,490	107,883
	Travel	31,958	27,555	94,291	72,198
	Passenger and ground handling services	21,673	20,504	64,571	61,820
	Navigation fees, landing fees and other rent	15,640	25,413	56,391	71,582
	Loss (gain) on disposal of aircraft	(11)	208	(11)	1,531
	Special charge	—	7,674	6,631	7,605
	Transaction-related expenses	3,905	—	21,486	—
	Other	34,465	34,294	106,885	97,567

	Total Operating Expenses	422,017	400,909	1,243,023	1,183,333

	Operating Income	25,998	48,995	66,879	167,249

Non-operating Expenses (Income)
	Interest income	(1,316)	(2,040)	(4,325)	(10,953)
	Interest expense	21,355	22,110	63,595	71,691
	Capitalized interest	(1,059)	(556)	(2,106)	(759)
	Loss on early extinguishment of debt	—	66,729	132	66,729
	Gain on investments	—	(13,439)	—	(13,439)
	Unrealized loss (gain) on financial instruments	1,462	—	(25,013)	—
	Other expense (income), net	(180)	1,364	(372)	1,755

	Total Non-operating Expenses (Income)	20,262	74,168	31,911	115,024

	Income (loss) from continuing operations before income taxes	5,736	(25,173)	34,968	52,225
	Income tax expense (benefit)	13,237	(12,419)	21,079	7,357

	Income (loss) from continuing operations, net of taxes	(7,501)	(12,754)	13,889	44,868
	Loss from discontinued operations, net of taxes	(445)	—	(790)	—

Net Income (Loss)		$(7,946)	$(12,754)	$13,099	$44,868

Earnings (loss) per share from continuing operations:
	Basic	$(0.30)	$(0.51)	$0.56	$1.81

	Diluted	$(0.30)	$(0.51)	$(0.49)	$1.80

Earnings (loss) per share from discontinued operations:
	Basic	$(0.02)	$—	$(0.03)	$—

	Diluted	$(0.02)	$—	$(0.03)	$—

Earnings (loss) per share:
	Basic	$(0.32)	$(0.51)	$0.53	$1.81

	Diluted	$(0.32)	$(0.51)	$(0.52)	$1.80

Weighted average shares:
	Basic	24,840	24,798	24,788	24,771

	Diluted	24,840	24,798	25,116	24,947

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	September 30,
	2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents	$100,671	$425,950
Short-term investments	2,133	5,098
Restricted cash	14,897	12,981
Accounts receivable, net of allowance of $1,192 and $1,247, respectively	157,491	164,308
Prepaid maintenance	7,002	6,052
Prepaid expenses and other current assets	48,121	37,548

Total current assets	330,315	651,937
Property and Equipment
Flight equipment	3,818,812	3,687,248
Ground equipment	67,018	58,487
Less: accumulated depreciation	(536,192)	(450,217)
Purchase deposits for flight equipment	147,787	39,678

Property and equipment, net	3,497,425	3,335,196
Other Assets
Long-term investments and accrued interest	32,693	37,604
Deferred costs and other assets	191,854	81,183
Intangible assets, net and goodwill	114,375	58,483

Total Assets	$4,166,662	$4,164,403

Liabilities and Equity
Current Liabilities
Accounts payable	$49,687	$93,278
Accrued liabilities	317,115	293,138
Current portion of long-term debt and capital leases	179,482	161,811

Total current liabilities	546,284	548,227
Other Liabilities
Long-term debt	1,693,163	1,739,496
Deferred taxes	273,573	286,928
Financial instruments and other liabilities	169,689	135,569

Total other liabilities	2,136,425	2,161,993
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued
Common stock, $0.01 par value; 100,000,000 and 50,000,000 shares authorized;
29,621,192 and 28,955,455 shares issued, 25,009,141 and 24,636,651 shares outstanding (net of treasury stock), as of September 30, 2016 and December 31,
2015, respectively	296	290
Additional paid-in-capital	652,163	625,244
Treasury stock, at cost; 4,612,051 and 4,318,794 shares, respectively	(182,915)	(171,844)
Accumulated other comprehensive loss	(5,246)	(6,063)
Retained earnings	1,019,655	1,006,556

Total equity	1,483,953	1,454,183

Total Liabilities and Equity	$4,166,662	$4,164,403

[1]	Balance sheet debt at September 30, 2016 totaled $1,872.6 million, including the impact of $44.6 million of unamortized discount and debt issuance costs of $50.4 million.

2 The face value of our debt at September 30, 2016 totaled $1,967.6 million, compared with $2,008.1 million on December 31, 2015.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Nine Months Ended
	September 30, 2016	September 30, 2015
Operating Activities:
Income (loss) from continuing operations, net of taxes	$13,889		$44,868
Less: Loss from discontinued operations, net of taxes	(790)

Net Income	13,099		44,868
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	124,198		110,872
Accretion of debt securities discount	(968)		(4,316)
Provision for allowance for doubtful accounts	267		61
Special charge, net of cash payments	6,631		6,589
Loss on early extinguishment of debt	132		66,729
Unrealized gain on financial instruments	(25,013)
Loss (gain) on disposal of aircraft	(11)		1,531
Deferred taxes	20,794		6,417
Stock-based compensation expense	27,919		14,481
Changes in:
Accounts receivable	32,767		(4,920)
Prepaid expenses, current assets and other assets	(19,287)		24,977
Accounts payable and accrued liabilities	(79,684)		(1,440)

Net cash provided by operating activities	100,844		265,849
Investing Activities:
Capital expenditures	(36,872)		(33,835)
Purchase deposits and payments for flight equipment	(237,093)		(77,502)
Acquisition of business, net of cash acquired	(107,498)
Changes in restricted cash	(1,916)		3,196
Proceeds from investments	8,843		76,752
Proceeds from disposal of aircraft			25,166

Net cash used for investing activities	(374,536)		(6,223)
Financing Activities:
Proceeds from debt issuance	84,790		224,500
Customer maintenance reserves received	11,172		12,250
Customer maintenance reserves paid			(1,752)
Proceeds from sale of warrants			36,290
Payments for convertible note hedges			(52,903)
Proceeds from stock option exercises			1,193
Purchase of treasury stock	(11,071)		(26,393)
Excess tax benefit from stock-based compensation expense	443		588
Payment of debt extinguishment costs			(34,014)
Payment of debt issuance costs	(1,078)		(6,804)
Payments of debt	(135,843)		(334,487)

Net cash used for financing activities	(51,587)		(181,532)

Net increase (decrease) in cash and cash equivalents	(325,279)		78,094
Cash and cash equivalents at the beginning of period	425,950		298,601

Cash and cash equivalents at the end of period	$100,671		$376,695

Non-cash Investing and Financing Activities:
Acquisition of flight equipment included in Accounts payable and accrued liabilities	$18,510		$18,321

Acquisition of flight equipment under capital lease	$10,650	$

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Segment Revenue:
ACMI	$206,310	$197,020	$600,772	$575,322
Charter	212,040	225,068	616,794	680,642
Dry Leasing	25,907	23,915	79,165	83,235
Customer incentive asset amortization	(174)	—	(174)	—
Other	3,932	3,901	13,345	11,383

Total Operating Revenue	$448,015	$449,904	$1,309,902	$1,350,582

Direct Contribution:
ACMI	$51,607	$46,991	$121,837	$138,051
Charter	32,948	29,496	78,580	84,974
Dry Leasing	7,413	7,673	24,699	34,092

Total Direct Contribution for Reportable Segments	91,968	84,160	225,116	257,117

Add back (subtract):
Unallocated income and expenses, net	(80,876)	(48,161)	(186,923)	(142,466)
Loss on early extinguishment of debt	—	(66,729)	(132)	(66,729)
Unrealized loss (gain) on financial instruments	(1,462)	—	25,013	—
Gain on investments	—	13,439	—	13,439
Special charge	—	(7,674)	(6,631)	(7,605)
Transaction-related expenses	(3,905)	—	(21,486)	—
Loss (gain) on disposal of aircraft	11	(208)	11	(1,531)

Income (loss) from continuing operations before income taxes	5,736	(25,173)	34,968	52,225

Add back (subtract):
Interest income	(1,316)	(2,040)	(4,325)	(10,953)
Interest expense	21,355	22,110	63,595	71,691
Capitalized interest	(1,059)	(556)	(2,106)	(759)
Loss on early extinguishment of debt	—	66,729	132	66,729
Unrealized loss (gain) on financial instruments	1,462	—	(25,013)	—
Gain on investments	—	(13,439)	—	(13,439)
Other expense (income), net	(180)	1,364	(372)	1,755

Operating Income	$25,998	$48,995	$66,879	$167,249

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different commercial and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) from continuing operations before taxes, excluding special charges, transaction-related expenses, nonrecurring items, losses (gains) on the disposal of aircraft, losses on early extinguishment of debt, unrealized losses (gains) on financial instruments, gains on investments, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, and other revenue and other nonoperating costs.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2016		September 30, 2015		Percent Change
Income (loss) from continuing operations, net of taxes	$(7,501)		$(12,754)		(41.2%)
Impact from:
Noncash expenses and income, net[1]	2,081		1,835
Unrealized loss (gain) on financial instruments[2]	1,462		—
Charges associated with benefit plan change in control[3]	26,169		—
Loss (gain) on disposal of aircraft	(11)		208
Gain on investment	—		(13,439)
Special charge	—		7,674
Transaction-related expenses	3,905		—
Accrual for legal matters and professional fees	(210)		1,539
Charges associated with refinancing debt	—		66,729
Income tax effect of reconciling items[4]	1,531		(21,100)

Adjusted Income from continuing operations, net of taxes	$27,426		$30,692		(10.6%)

Diluted EPS from continuing operations	$(0.30)		$(0.51)		(41.2%)
Impact from:
Noncash expenses and income, net[1]	0.08		0.07
Unrealized loss (gain) on financial instruments[2]	0.06		—
Charges associated with benefit plan change in control[3]	1.04		—
Loss (gain) on disposal of aircraft	—		0.01
Gain on investment	—		(0.54)
Special charge	—		0.31
Transaction-related expenses	0.15		—
Accrual for legal matters and professional fees	(0.01)		0.06
Charges associated with refinancing debt	—		2.67
Income tax effect of reconciling items[4]	0.06		(0.85)

Adjusted Diluted EPS from continuing operations	$1.09	[6]	$1.23	[6]	(11.4%)

	For the Nine Months Ended
	September 30, 2016	September 30, 2015		Percent Change
Income (loss) from continuing operations, net of taxes	$13,889	$44,868		(69.0%)
Impact from:
Noncash expenses and income, net[1]	5,807	2,662
Unrealized loss (gain) on financial instruments[2]	(25,013)	—
Charges associated with benefit plan change in control[3]	26,169	—
Loss (gain) on disposal of aircraft	(11)	1,531
Gain on investment	—	(13,439)
Special charge	6,631	7,605
Transaction-related expenses	21,486	—
Accrual for legal matters and professional fees	6,777	1,539
Charges associated with refinancing debt	132	66,729
Income tax effect of reconciling items[4]	(535)	(21,617)
ETI tax benefit	—	(4,008)

Adjusted Income from continuing operations, net of taxes	$55,332	$85,870		(35.6%)

Diluted EPS from continuing operations[5]	$(0.49)	$1.80		(127.2%)
Impact from:
Noncash expenses and income, net[1]	0.23	0.11
Charges associated with benefit plan change in control[3]	1.04	—
Loss (gain) on disposal of aircraft	—	0.06
Gain on investment	—	(0.54)
Special charge	0.26	0.30
Transaction-related expenses	0.86	—
Accrual for legal matters and professional fees	0.27	.06
Charges associated with refinancing debt	0.01	2.67
Income tax effect of reconciling items[4]	0.02	(0.87)
ETI tax benefit	—	(0.16)

Adjusted Diluted EPS from continuing operations	$2.20	$3.44	[6]	(36.0%)

[1]	Noncash expenses and income, net in 2016 primarily related to amortization of debt discount on the convertible notes and amortization of customer incentive related to warrants granted to Amazon. Noncash expenses and income, net in 2015 primarily related to amortization and accretion of debt, lease and investment discounts.

[2]	Unrealized gain (loss) on financial instruments related to warrants granted to Amazon.

[3]	Charges resulting from a change in control under certain benefit plans related to the Amazon transaction.

[4]	Income tax effect on reconciling items is primarily impacted by nondeductible expenses resulting from a change in control under certain of the company’s benefit plans related to the Amazon transaction.

[5]	Unrealized gain (loss) on financial instruments is excluded from the calculation of Diluted EPS from continuing operations as the calculation assumes exercise of the Amazon warrants occurred upon their issuance.

[6]	Items may not sum due to rounding.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2016	September 30, 2015
Net Cash Provided by Operating Activities	$53,600	$94,752
Less:
Capital expenditures	9,633	11,718
Capitalized interest	1,059	556

Free Cash Flow[1]	$42,908	$82,478

	For the Nine Months Ended
	September 30, 2016	September 30, 2015
Net Cash Provided by Operating Activities	$100,844	$265,849
Less:
Capital expenditures	36,872	33,835
Capitalized interest	2,106	759

Free Cash Flow[1]	$61,866	$231,255

[1]	Free Cash Flow = Cash Flows from Operations minus Capital Expenditures and Capitalized Interest.

Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Income (loss) from continuing operations, net of taxes	$(7,501)	$(12,754)	$13,889	$44,868
Income tax expense (benefit)	13,237	(12,419)	21,079	7,357
Income (loss) from continuing operations before income taxes	5,736	(25,173)	34,968	52,225
Noncash interest expenses and income, net[1]	2,081	1,835	5,807	2,662
Loss (gain) on disposal of aircraft	(11)	208	(11)	1,531
Special charge[2]	—	7,674	6,631	7,605
Charges associated with benefit plan change in control	26,169	—	26,169	—
Transaction-related expenses	3,905	—	21,486	—
Accrual for legal matters and professional fees	(210)	1,539	6,777	1,539
Charges associated with refinancing debt	—	66,729	132	66,729
Gain on investments	—	(13,439)	—	(13,439)
Unrealized gain on financial instruments	1,462	—	(25,013)	—
Adjusted pretax income	39,132	39,373	76,946	118,852
Interest (income) expense, net[1]	17,669	18,276	53,320	59,106
Other non-operating expenses (income)	(180)	1,364	(372)	1,755
Adjusted operating income	56,621	59,013	129,894	179,713
Depreciation and amortization	37,509	32,787	109,722	96,753
EBITDA, as adjusted[3]	94,130	91,800	239,616	276,466
Aircraft rent[1]	35,134	36,214	107,701	106,094
EBITDAR, as adjusted[4]	$129,264	$128,014	$347,317	$382,560
Income tax expense (benefit)	$13,237	$(12,419)	$21,079	$7,357
Income tax effect of reconciling items[5]	1,531	(21,100)	(535)	(21,617)
ETI tax benefit	—	—	—	(4,008)
Adjusted income tax expense	11,706	8,681	21,614	32,982
Adjusted pretax income	$39,132	$39,373	$76,946	$118,852
Adjusted effective tax rate	29.9%	22.0%	28.1%	27.8%

[1]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments, and amortization of customer incentive related to warrants granted to Amazon.

[2]	Special charge in 2016 primarily represented a loss on engines held for sale.

[3]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, noncash interest expenses and income, net, loss (gain) on disposal of aircraft, special charge, charges associated with benefit plan change in control, transaction-related expenses, accrual for legal matters and professional fees, charges associated with refinancing debt, gain on investments, unrealized gain on financial instruments, and ETI tax benefit, as applicable.

[4]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, noncash interest expenses and income, net, loss (gain) on disposal of aircraft, special charge, charges associated with benefit plan change in control, transaction-related expenses, accrual for legal matters and professional fees, charges associated with refinancing debt, gain on investments, unrealized gain on financial instruments, and ETI tax benefit, as applicable.

[5]	See Non-GAAP reconciliation of Adjusted income from continuing operations, net of taxes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

		For the Three Months Ended			For the Nine Months Ended
		September 30,		Increase/	September 30,		Increase/
		2016	2015	(Decrease)	2016	2015	(Decrease)
Block Hours
ACMI		39,448	32,072	7,376	108,839	92,490	16,349
Charter
Cargo		9,797	8,564	1,233	26,698	26,047	651
Passenger		4,474	3,767	707	12,753	11,247	1,506
Other		456	506	(50)	1,349	1,140	209

Total Block Hours		54,175	44,909	9,266	149,639	130,924	18,715

Revenue Per Block Hour
ACMI		$5,230	$6,143	$(913)	$5,520	$6,220	$(700)
Charter		14,858	18,252	(3,394)	15,634	18,251	(2,617)
Cargo		13,926	17,762	(3,836)	14,878	17,736	(2,858)
Passenger		16,899	19,366	(2,467)	17,218	19,443	(2,225)
Average Utilization (block hours per day)
ACMI[1]		8.7	9.1	(0.4)	8.7	9.3	(0.6)
Charter
Cargo		8.9	9.5	(0.6)	8.5	9.6	(1.1)
Passenger		8.1	9.5	(1.4)	8.6	8.8	(0.2)
	All Operating Aircraft[1,2]	8.8	9.3	(0.5)	8.8	9.4	(0.6)
Fuel
Charter
	Average fuel cost
	per gallon	$1.61	$2.38	$(0.77)	$1.69	$2.40	$(0.71)
	Fuel gallons	40,718	36,649	4,069	112,248	109,344	2,904
	consumed (000s)
	1 ACMI and All Operating Aircraft averages in the third quarter and first nine months of 2016 reflect the impact of increases in the number of CMI
	aircraft and amount of CMI flying compared with the same periods of 2015.
	[2] Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

For the Three Months Ended			For the Nine Months Ended
September 30,		Increase/	September 30,		Increase/

2016	2015	(Decrease)	2016	2015	(Decrease)

Segment Operating Fleet (average
aircraft equivalents during the
period)
ACMI[1]
747-8F Cargo	7.9	9.0	(1.1)	8.2	8.9	(0.7)
747-400 Cargo	12.9	12.8	0.1	13.0	12.1	0.9
747-400 Dreamlifter	2.8	2.9	(0.1)	2.9	3.0	(0.1)
777-200 Cargo	5.0	—	5.0	3.2	—	3.2
767-300 Cargo	4.6	2.0	2.6	4.0	2.0	2.0
767-200 Cargo	9.0	9.0	—	9.0	8.1	0.9
737-400 Cargo	5.0	—	5.0	3.2	—	3.2
747-400 Passenger	1.0	1.5	(0.5)	1.0	1.2	(0.2)
767-200 Passenger	1.0	1.0	—	1.0	1.0	—
Total	49.2	38.2	11.0	45.5	36.3	9.2
Charter
747-8F Cargo	2.1	—	2.1	1.8	0.1	1.7
747-400 Cargo	9.8	9.8	—	9.7	9.8	(0.1)
747-400 Passenger	2.0	1.4	0.6	2.0	1.8	0.2
767-300 Passenger	4.0	2.9	1.1	3.4	2.9	0.5

Total	17.9	14.1	3.8	16.9	14.6	2.3
Dry Leasing
777-200 Cargo	6.0	6.0	—	6.0	6.0	—
767-300 Cargo	2.6	—	2.6	2.0	—	2.0
757-200 Cargo	1.0	1.0	—	1.0	1.0	—
737-300 Cargo	1.0	1.0	—	1.0	1.0	—
737-800 Passenger	1.0	1.0	—	1.0	1.2	(0.2)

Total	11.6	9.0	2.6	11.0	9.2	1.8
Less: Aircraft Dry Leased to CMI customers	(2.6)	—	(2.6)	(2.0)	—	(2.0)

Total Operating Aircraft	76.1	61.3	14.8	71.4	60.1	11.3

Out of Service[2]	-	-	—	—	0.6	(0.6)

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers.
[2]	Out-of-service aircraft were temporarily parked during the period and are completely unencumbered.